10/10/96
                                                              Exhibit 24(b)



                          CONSENT OF DELOITTE & TOUCHE


We consent to the incorporation by reference in this Registration Statement of Crestar Financial Corporation on Form S-4 of our report dated January 19, 1996, appearing in the Annual Report on Form 10-K of Citizens Bancorp for the year ended December 31, 1995, and to the reference to us under the heading "Experts" in the Joint Proxy Statement/Prospectus, which is a part of this Registration Statement.


/s/ DELOITTE & TOUCHE LLP

Washington, D.C.
October 9, 1996